Exhibit 99.1
NEWS RELEASE	CONTACT: Jason Korstange (952) 745-2755
FOR IMMEDIATE RELEASE
200 Lake Street East, Wayzata, MN 55391-1693

TCF Closes $172.5 Million Preferred Stock Offering

WAYZATA, MN, June 25, 2012 – TCF Financial Corporation (“TCF”) (NYSE:TCB) today announced that the company raised gross proceeds of $172.5 million through its previously announced public offering of depositary shares, each representing a 1/1,000th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock (“Preferred Stock”), par value $.01 per share.  In connection with the offering, TCF issued 6,900,000 depositary shares, including 900,000 shares issued pursuant to the full exercise of the underwriters’ over-allotment option, at a public offering price of $25.00 per depositary share.  Morgan Stanley & Co. LLC and UBS Securities LLC acted as joint book-running managers.  RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated served as co-managers.

Dividends will be payable on the Preferred Stock when, as and if declared by TCF’s Board of Directors on a non-cumulative basis on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2012 at a per annum rate of 7.50%.

Net proceeds of the offering to TCF after deducting underwriting discounts and commissions and estimated offering expenses were approximately $166.6 million.

TCF expects to use the net proceeds of the offering (i) to redeem all of its $115,010,000 aggregate principal amount of 10.75% Junior Subordinated Notes, Series I (the “Notes”), which will, in turn, lead to the redemption of the 10.75% Capital Securities, Series I (the “Trust Preferred Securities”) and the

10.75% Common Securities, Series I issued by TCF Capital I and (ii) for general corporate purposes, as described in more detail in the prospectus supplement and prospectus for the offering.

This announcement shall not constitute a notice of redemption with respect to the Notes, the Trust Preferred Securities or the 10.75% Common Securities, Series I issued by TCF Capital I.  In addition, this announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The offering was made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Morgan Stanley & Co. LLC at 180 Varick Street, New York, NY 10014, Attention: Prospectus Delivery Department, or by telephone at 866-718-1649 and from UBS Securities LLC at 299 Park Avenue, New York, NY 10171, Attention: Prospectus Specialist, or by telephone at 877-827-6444, ext. 5613884.

About TCF Financial Corporation

TCF is a Wayzata, Minnesota-based national bank holding company with $17.8 billion in total assets at March 31, 2012. The company has over 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business and leverage lending in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states.

Safe Harbor for Forward-Looking Information

This press release may contain projections and other “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements deal with future results, plans or performance.  We caution you that such statements are predictions and that actual events or results may differ materially.  TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  Please see the forward-looking statement disclosure contained in the prospectus supplement relating to the depositary shares dated as of the date hereof for more information about risks and uncertainties.  Forward-looking statements speak only as of the date made and TCF undertakes no duty to update the information.

###